As filed with the Securities and Exchange Commission on June 19, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MGM MIRAGE
(Exact name of registrant as specified in its charter)

Delaware	88-0215232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of Principal Executive Offices, including zip code)
MGM MIRAGE 2005 Omnibus Incentive Plan
(Full title of the plan)
Gary N. Jacobs, Esq.
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(Name, address and telephone number, including area code of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
		maximum	aggregate
	Amount to be	offering price	offering	Amount of
Title of securities to be registered	registered(1)	per share(2)	price(2)	registration fee
Common Stock, par value $0.01	15,000,000	$6.44	$96,600,000	$5,391

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant’s 2005 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933 and is based on the average of the high and low price per share as reported on the New York Stock Exchange on June 17, 2009.

EXPLANATORY NOTE
     MGM MIRAGE, a Delaware corporation (the “Registrant”) is filing this Registration Statement on Form S-8 to register an additional 15 million shares of common stock for issuance under the MGM MIRAGE 2005 Omnibus Incentive Plan.
     As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on May 12, 2005 (File No. 333-124864), including all attachments and exhibits thereto, except for Items 3, 5 and 8 of Part II of the prior registration statement, each of which is amended and restated in its entirety.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:
     (a) MGM MIRAGE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed on April 24, 2009 (the “2008 Form 10-K”);
     (b) MGM MIRAGE’s Quarterly Report for the quarterly period ended March 31, 2009;
     (c) MGM MIRAGE’s Current Reports on Form 8-K filed on January 7, 2009, January 9, 2009, February 27, 2009, March 17, 2009, March 18, 2009, March 25, 2009, April 1, 2009, April 6, 2009, April 10, 2009 (as amended by Form 8-K/A filed on May 1, 2009), April 15, 2009, May 5, 2009, May 6, 2009, May 13, 2009, May 14, 2009, May 18, 2009, May 19, 2009 and May 22, 2009; and
     (d) The description of MGM MIRAGE’s common stock contained in MGM MIRAGE’s Registration Statement on Form 8-A/A filed on May 11, 2005.
     All documents subsequently filed by MGM MIRAGE pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Item 5. Interests of Named Experts and Counsel.
     Certain attorneys of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP own approximately 11,530 shares of MGM MIRAGE common stock.
Item 8. Exhibits.

5	Opinion of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP.
10.1	Amended and Restated MGM MIRAGE 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10 to MGM MIRAGE’s Current Report on Form 8-K filed on April 6, 2009).
10.2	Form of Free Standing Stock Appreciation Rights Agreement (incorporated by reference to Exhibit 10.3(15) to the 2008 Form 10-K).
10.3	Form of Restricted Rights Unit Agreement (performance vesting) (incorporated by reference to Exhibit 10.3(16) to the 2008 Form 10-K).
10.4	Form of Restricted Rights Unit Agreement (time vesting) (incorporated by reference to Exhibit 10.3(17) to the 2008 Form 10-K).

23.1	Consent of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP (included in Exhibit 5).
23.2	Consent of Deloitte & Touche LLP.
24	Power of Attorney (see signature pages)
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on June 19, 2009.

MGM MIRAGE
By:	/s/ James J. Murren
James J. Murren
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer)	June 19, 2009

/s/ Daniel J. D’Arrigo Daniel J. D’Arrigo	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 19, 2009

/s/ Robert C. Selwood Robert C. Selwood	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 19, 2009

/s/ Robert H. Baldwin Robert H. Baldwin	Chief Design and Construction Officer and Director	June 19, 2009

Signature	Title	Date

/s/ Gary N. Jacobs Gary N. Jacobs	Executive Vice President, General Counsel, Secretary and Director	June 19, 2009

/s/ Willie D. Davis Willie D. Davis	Director	June 19, 2009

/s/ Kenny C. Guinn Kenny C. Guinn	Director	June 19, 2009

/s/ Alexander M. Haig, Jr. Alexander M. Haig, Jr.	Director	June 19, 2009

/s/ Alexis M. Herman Alexis M. Herman	Director	June 19, 2009

/s/ Roland Hernandez Roland Hernandez	Director	June 19, 2009

/s/ Kirk Kerkorian Kirk Kerkorian	Director	June 19, 2009

/s/ Anthony Mandekic Anthony Mandekic	Director	June 19, 2009

/s/ Rose McKinney-James Rose McKinney-James	Director	June 19, 2009

/s/ Daniel J. Taylor Daniel J. Taylor	Director	June 19, 2009

/s/ Melvin B. Wolzinger Melvin B. Wolzinger	Director	June 19, 2009

Exhibit Index

Exhibit Number	Exhibit Description

5	Opinion of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP.

10.1	Amended and Restated MGM MIRAGE 2005 Omnibus Incentive Plan (incorporated by reference to Exhibit 10 to MGM MIRAGE’s Current Report on Form 8-K filed on April 6, 2009).

10.2	Form of Free Standing Stock Appreciation Rights Agreement (incorporated by reference to Exhibit 10.3(15) to the 2008 Form 10-K).

10.3	Form of Restricted Rights Unit Agreement (performance vesting) (incorporated by reference to Exhibit 10.3(16) to the 2008 Form 10-K).

10.4	Form of Restricted Rights Unit Agreement (time vesting) (incorporated by reference to Exhibit 10.3(17) to the 2008 Form 10-K).

23.1	Consent of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP (included Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.

24	Power of Attorney (see signature page)